UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2022

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2022, SANUWAVE Health, Inc. (the “Company”) appointed Dr. Toni Rinow, age 58, Chief Financial Officer and designated her the principal financial officer of the Company.  Dr. Rinow previously entered into an offer letter (the “Agreement”) with the Company on April 7, 2022, and upon her appointment as Chief Financial Officer, she began receiving the compensation described therein.

From April 2020 through December 2021, Dr. Rinow served as CFO and COO of Neptune Wellness Solutions, Inc., a modern consumer packaged goods company; from 2018 through 2019, she served as the Global General Manager of Jubilant Pharma Limited, a global integrated pharmaceutical company; and from 2016 to 2018, she served as CFO and COO of Isologic Innovative Radiopharmaceuticals, a radiophamaceutical company.

Dr. Rinow holds an MBA and a Masters in Accounting from McGill University in Montreal, Quebec, as well as a chemical engineering degree from ERASMUS European Higher Institute of Chemistry in Strasbourg, France, and a Ph.D. in Biophysics and Chemistry from the University of Montreal.

Dr. Rinow has no family relationships with any executive officer or director of the Company.

Pursuant to the Agreement, Dr. Rinow agreed to serve as the Chief Financial Officer of the Company.  Dr. Rinow is entitled to an annual base salary of $335,000 and is eligible to earn an annual cash bonus award of up to fifty percent of her annual salary, one-half of which will be determined based upon the achievement of Company goals and the remaining one-half of which will be determined based upon her achievement of personal performance goals.

The Agreement also provides for a grant of options to purchase up to 6,000,000 shares of the Company’s common stock pursuant to the Amended and Restated 2006 Stock Incentive Plan, subject to approval by the Company’s board of directors.  Under the Agreement, one-third of the option grant was to vest upon the signing of the offer letter, one-third will vest on December 31, 2022 and one-third will vest on December 31, 2023.  At this time, the option grant has not occurred.  Dr. Rinow also will be eligible to receive future stock option awards as approved annually by the Company’s board of directors.  The Agreement requires Dr. Rinow to execute a separate non-competition and confidentiality agreement.

In the event of an involuntary separation of employment from the Company, Dr. Rinow will be entitled to a severance payment equivalent to one year’s base salary upon the execution of a severance agreement and general release.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 16, 2022, in connection with Dr. Rinow’s appointment as Chief Financial Officer of the Company, Lisa E. Sundstrom transitioned out of the Chief Financial Officer role and was appointed Chief Talent Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated April 7, 2022, by and between the Company and Dr. Toni Rinow
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: August 19, 2022	By:	/s/ Kevin A. Richardson
Kevin A. Richardson
Chief Executive Officer